Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of June 7, 2024, is entered into between Nuzee, Inc., a corporation incorporated in Nevada (the “Seller”), and Masateru Higashida, an individual with address at 1350 East Arapaho Road, Suite #230, Richardson, Texas 75081 (the “Buyer”).

WHEREAS, Seller owns all of the issued and outstanding ordinary shares of (1) NuZee KOREA Ltd, a company incorporated in Korea and a wholly-owned subsidiary of Seller and (2) NuZee Investment Co., Ltd, a company incorporated in Japan and a wholly-owned subsidiary of Seller (collectively the “Sale Shares”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of the Sale Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the Sale Shares. The aggregate purchase price for the Sale Shares shall be $10,000 (the “Purchase Price”), and in connection herewith, Buyer agrees that his compensation due from Seller as a director and chief executive officer of Seller shall be reduced by $285,000 and Buyer and Seller shall enter into a separate termination and release agreement concurrently with this Agreement to reflect such reduction.

2. Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Sale Shares contemplated hereby shall take place at a closing (the “Closing”) to be held on a date before June 30, 2024 or such other date to be determined by the parties to this Agreement (the “Closing Date”) remotely by exchange of documents and signatures (or their electronic counterparts), or at such other place or on such other date as Buyer and Seller may mutually agree upon in writing. At the Closing, Seller shall deliver to Buyer share certificates evidencing the Sale Shares, free and clear of all Encumbrances (as defined herein), accompanied by instruments of transfer duly executed in blank, and such other documents as are required to transfer title to the Sale Shares to Buyer, and Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer before the Closing.

3. Closing Conditions.

(a) The obligation of Seller to sell, transfer and assign the Sale Shares to Buyer hereunder is subject to the satisfaction of the following conditions as of the Closing:

(i) the representations and warranties of Buyer in Section 5 hereof shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

[Signature page to the share purchase agreement]

(ii) Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

(iii) Buyer shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated herein.

(b) The obligation of Buyer to purchase the Sale Shares from Seller is subject to the satisfaction of the following conditions as of the Closing:

(i) the representations and warranties of Seller in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii) Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

(iii) Seller shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated herein.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of Nevada.

(b) Seller has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Seller has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming due execution and delivery by Buyer) constitutes Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

(c) The Sale Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”). Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Sale Shares, constituting all of the issued and outstanding shares of NuZee KOREA Ltd and NuZee Investment Co., Ltd, free and clear of all Encumbrances.

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(d) No governmental, administrative or other third-party consents or approvals are required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Seller, threatened against or by Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

5. Representation and Warranties of Buyer.

(a) Buyer is an individual and in his capacity as an officer and director (or ex-officer and ex-director) of Seller, confirms that Seller is the sole shareholder of NuZee KOREA Ltd and NuZee Investment Co., Ltd, and has no knowledge of any matter that may render any representations and warranties of the Seller pursuant to this Agreement untrue.

(b) Buyer has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

(c) Buyer is acquiring the Sale Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Sale Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Sale Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(d) No governmental, administrative or other third party consents or approvals are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

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(f) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

6. Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

7. Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

8. Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of Buyer and Seller or (b) by either Buyer or Seller if (i) a breach of any provision of this Agreement has been committed by the other party and such breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach, or (ii) the Closing does not occur by June 30, 2024. Upon termination, all further obligations of the parties under this Agreement shall terminate without liability of any party to the other parties to this Agreement, except that no such termination shall relieve any party from liability for any fraud or willful breach of this Agreement.

9. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and may be addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid).

11. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

12. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

13. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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15. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York and any county thereof, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Buyer, Masateru Higashida

By
Name:	Masateru Higashida

Seller, Nuzee, Inc.

For and on behalf of Seller

By
Name:	Randell Weaver
Title:	Chief Financial Officer

[Signature page to the share purchase agreement]